FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): APRIL 8, 2003

AZZ incorporated

(Exact name of Registrant as specified in its charter)

TEXAS	1-12777	75-0948250
(State or Other Jurisdiction of Incorporation or Organization)	Commission File No.	(I.R.S. Employer Identification Number)

University Center 1, Suite 200

1300 South University Drive

Fort Worth, TX 76107

(Address of principal executive offices,

Including zip code)

Registrant’s Telephone Number, including Area Code: (817) 810-0095

ITEM 5. OTHER EVENTS

Attached is Exhibit 99.6 Unaudited Financial and Other Statistical Information for the Fourth Quarter and Fiscal Year Ended February 28, 2003 and Guidance for Fiscal Year 2004, which compiles AZZ incorporated’s unaudited financial and other statistical information for the quarter and year ended February 28, 2003 and provides forward looking guidance for the current fiscal year ending February 29, 2004. The guidance for the current fiscal year to end February 29, 2004 consists of either a projected range or management’s estimate of most likely results. These projections involve risk and uncertainties, the outcome of which cannot be foreseen at this time and, therefore, actual results will vary from these forecasts.

ITEM 7. EXHIBITS

The following exhibit is filed as part of this report.

Exhibit 99.6	Unaudited Financial and Other Statistical Information for the Fourth Quarter and Fiscal Year Ended February 28, 2003 and Guidance for Fiscal Year 2004.

FORWARD LOOKING STATEMENTS

Except for the statements of historical fact, this release may contain forward-looking statements that involve risks and uncertainties some of which are detailed from time to time in documents filed by the Company with the SEC. Those risks and uncertainties include, but are not limited to: changes in customer demand and response to products and services offered by the Company, including demand by the electrical power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets the Company serves, foreign and domestic, customer requested delays of shipments, acquisition opportunities, adequacy of financing, and availability of experienced management employees to implement the Company’s growth strategy. The Company can give no assurance that such forward-looking statements will prove to be correct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated

DATE: 4/8/03	By:	/s/ Dana Perry
Dana Perry Vice President Finance Chief Financial Officer